UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF FORWARD AIR CORPORATION AND OMNI NEWCO, LLC

The following unaudited pro forma condensed combined statements of operations are based on and derived from the separate historical financial statements of Forward Air Corporation (“Forward”) and Omni Newco, LLC (“Omni”), after giving effect to the Merger (as defined below), certain pre-closing reorganization transactions consummated in connection therewith and the other Transactions (as defined below), and the assumptions and preliminary pro forma adjustments described below in the notes to the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined balance sheet is not presented herein since Forward's condensed consolidated balance sheet as of March 31, 2024 filed on Form 10-Q presents the balance sheet of the combined company. The unaudited pro forma condensed combined statements of operations have been prepared to give effect to the Transactions as if they had occurred on January 1, 2023. All amounts presented within this section are presented in thousands, except per share amounts, unless otherwise noted. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section.

The unaudited pro forma condensed combined statements of operations were prepared using the acquisition method of accounting based on the guidance in Accounting Standards Codification Topic 805, Business Combinations, under U.S. generally accepted accounting principles (“GAAP”), with Forward as the acquirer of Omni. Accordingly, consideration given by Forward to complete the Merger was allocated to the assets and liabilities of Omni based upon their estimated fair values as of the date of completion of the Merger. Any excess of consideration over the fair value of assets acquired and liabilities assumed was allocated to goodwill. As of the date of the pro forma condensed combined statements of operations, Forward has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of all purchase consideration or the Omni assets acquired and the liabilities assumed and the related allocations of the purchase price. A final determination of the fair value of Omni’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Omni that existed as of the date of completion of the Merger. Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments from the purchase price or conforming accounting adjustments may be material. The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined statements of operations presented below. Forward estimated the fair value of Omni’s assets and liabilities based on discussions with Omni’s management, preliminary valuation studies, due diligence and information presented in Omni’s financial statements.

The unaudited pro forma condensed combined statements of operations are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of Forward. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred to achieve those synergies or to integrate the operations of the two companies.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni for the period from January 1, 2024 to January 24, 2024	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenue	$541,813	$82,000	$(2,952)	2d.	$—		$620,861

Operating expenses:
Purchased transportation	277,015	48,798	(2,952)	2d.	—		322,861
Salaries, wages and employee benefits	128,867	16,744	—		—		145,611
Operating leases	38,803	6,561	—		—		45,364
Depreciation and amortization	31,786	3,395	6,776	2a.	—		41,957
Insurance and claims	12,881	2,075	—		—		14,956
Fuel expense	5,246	—	—		—		5,246
Other operating expenses	112,947	62,843	—	2c.	—		175,790
Total operating expenses	607,545	140,416	3,824		—		751,785
Loss from continuing operations:	(65,732)	(58,416)	(6,776)		—		(130,924)

Other expense:
Interest expense, net	(40,753)	(12,466)	—		12,106	3a.	(41,113)
Foreign exchange gain (loss)	(668)	—	—		—		(668)
Other income, net	9	714	—		—		723
Total other expense	(41,412)	(11,752)	—		12,106		(41,058)
(Loss) income before income taxes	(107,144)	(70,168)	(6,776)		12,106		(171,982)
Income tax (benefit) expense	(18,350)	446	(14,525)	2e.	2,164	2e.	(30,265)
Net (loss) income from continuing operations	(88,794)	(70,614)	7,749		9,942		(141,717)
Less: Net loss attributable to noncontrolling interest	(27,082)	—	(16,146)	2b.	—		(43,228)
Net (loss) income attributable to Forward shareholders	$(61,712)	$(70,614)	$23,895		$9,942		$(98,489)

Net income per share attributable to Forward common shareholders
Basic	$(2.81)						$(3.59)
Diluted	$(2.81)						$(3.59)

Weighted-average number of common shares outstanding
Basic	26,217						27,427
Diluted	26,217						27,427

See accompanying notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni (As adjusted) per 2f.	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenue	$1,370,735	$1,320,789	$(41,093)	2d.	$—		$2,650,431

Operating expenses:
Purchased transportation	586,195	781,238	(41,093)	2d.	—		1,326,340
Salaries, wages and employee benefits	287,566	291,932	—		—		579,498
Operating leases	87,413	87,644	—		—		175,057
Depreciation and amortization	57,405	64,845	59,262	2a.	—		181,512
Insurance and claims	50,133	—	—		—		50,133
Fuel expense	22,004	—	—		—		22,004
Change in fair value of contingent consideration	—	(13,298)	—		—		(13,298)
Other operating expenses	191,809	178,980	—	2c.	—		370,789
Total operating expenses	1,282,525	1,391,341	18,169		—		2,692,035
Income (loss) from continuing operations	88,210	(70,552)	(59,262)		—		(41,604)

Other expense:
Interest expense, net	(31,571)	(165,420)	—		9,148	3a.	(187,843)
Foreign exchange gain (loss)	—	(3,162)	—		—		(3,162)
Other income, net	—	1,141	—		—		1,141
Total other expense	(31,571)	(167,441)	—		9,148		(189,864)
Income (loss) before income taxes	56,639	(237,993)	(59,262)		9,148		(231,468)
Income tax expense (benefit)	13,836	5,328	(71,233)	2e.	1,835	2e.	(50,234)
Net income (loss) from continuing operations	42,803	(243,321)	11,971		7,313		(181,234)
Less: Net income (loss) attributable to noncontrolling interest	—	—	(55,282)	2b.	—		(55,282)
Net income (loss) attributable to Forward shareholders	$42,803	$(243,321)	$67,253		$7,313		$(125,952)

Net income per share attributable to Forward common shareholders
Basic	$1.64						$(4.53)
Diluted	$1.64						$(4.53)

Weighted-average number of common shares outstanding
Basic	25,913						27,823
Diluted	26,003						27,823

See accompanying notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1.The Transactions

On August 10, 2023, Forward entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Clue Opco LLC (“Opco”), a Delaware limited liability company and wholly owned subsidiary of Forward, Clue Opco Merger Sub LLC (“Opco Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of Opco, Omni Newco, LLC (“Omni”) and the other parties thereto. On January 22, 2024, Forward and Omni entered into Amendment No. 1 to the Original Merger Agreement (the “Amendment”; and the Original Merger Agreement as amended thereby, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on January 25, 2024 (the “Closing Date”), Opco Merger Sub merged with and into Omni with Omni surviving the merger as a wholly owned subsidiary of Opco (the “Merger”).

Prior to the consummation of the Merger and to facilitate the issuance of the consideration in connection therewith, Forward completed a restructuring, pursuant to which, among other things, Forward contributed all of its operating assets to Opco. The limited liability company interests of Opco are represented by units (collectively, the “Opco Units”), comprised of Opco Units designated as: “Class A Units”; “Class B Units” (“Opco Class B Units”); “Series C-1 Preferred Units”; and “Series C-2 Preferred Units” (“Opco Series C-2 Preferred Units”).

The consideration payable by Forward in connection with the Merger consisted of a combination of (a) $100,499 in cash (the “Cash Consideration”) and (b) (i) common equity consisting of 700 shares of common stock of Forward, par value $0.01 per share (“Forward Common Stock”), and 4,435 fractional units of a new series of preferred stock of Forward designated as “Series B Preferred Stock” each representing one one-thousandth of a share of Series B Preferred Stock (“Forward Series B Preferred Units”) (each issued with a corresponding Opco Class B Unit) that together represent 5,135 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Common Equity Consideration”) and (ii) non-voting, convertible perpetual preferred equity consideration consisting of 1,210 fractional units of a new series of preferred stock of Forward designated as “Series C Preferred Stock” each representing one one-thousandth of a share of Series C Preferred Stock (“Forward Series C Preferred Units”) and 7,670 Opco Series C-2 Preferred Units and that together represent, subject to approval by Forward’s common shareholders, an additional 8,880 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Convertible Preferred Equity Consideration”).

In anticipation of the consummation of the Merger, Forward (a) entered into a new senior secured credit agreement providing for (i) a seven-year senior secured term loan B facility in an aggregate principal amount of $1,125,000 (the “New Term Facility”) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $340,000 (the “New Revolving Credit Facility”; and, together with the New Term Facility, the “New Senior Secured Credit Facilities”) and (b) terminated and refinanced in full (i) Forward’s existing senior unsecured credit facility, consisting of a $150,000 term loan facility and $300,000 revolving credit facility (the “Existing Forward Credit Facilities”) and (ii) Omni’s senior secured first lien credit facility consisting of a $1,200,000 term loan facility and a $80,000 revolving credit facility (the “Existing Omni First Lien Credit Facilities”) and $245,000 second lien secured subordinated term loan facility (the “Existing Omni Second Lien Credit Facilities”; together with the Existing Omni First Lien Credit Facilities, the “Existing Omni Credit Facilities”) using a portion of the net proceeds of the issuance of $725,000 aggregate principal amount of 9.500% Senior Secured Notes due 2031 Clue Opco LLC (as successor to GN Bondco, LLC) (the “Senior Secured Notes” and, together with the New Senior Secured Credit Facilities, the “New Senior Financing”) and the initial borrowings under the New Term Facility, together with cash on hand. The transactions in the immediately preceding sentence are referred to herein as the “Refinancings.”

These pro forma statements of operations, reflect the use of the proceeds from the issuance of the $725,000 aggregate principal amount of the Senior Secured Notes (issued at 98.0% of the face amount) and borrowings under the New Term Facility in the aggregate principal amount of $1,125,000 (issued at 96.0% of the face amount), together with cash on hand, used to pay the Cash Consideration, to effect the Refinancings and to pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions. For the purposes of these pro forma statements of operations, Forward has assumed a blended annual effective interest rate on this combined $1,850,000 of New Senior Financing debt of 9.72% (based on the actual interest rate on the Senior Secured Notes and the initial interest rate applicable to borrowings under the New Term Facility) and an undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum.

The transactions described in this Note 1 are referred to as the “Transactions.”

2.Acquisition Accounting Adjustments

a.Intangible Assets and Amortization Expense

The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the estimated fair value of acquired identifiable intangible assets and to adjust amortization expense accordingly. The following table summarizes the pro forma adjustments for intangible assets and amortization expense:

	Estimated Amortization Expense
	For the Three Months Ended March 31, 2024	For the Twelve Months Ended December 31, 2023
Acquired identifiable definite lived intangible assets(1)	$8,797	$105,564
Less: Omni’s historical identifiable intangible assets	(2,021)	(46,302)
Pro forma adjustment	$6,776	$59,262

(1) Adjustment to amortization expense was determined using the straight-line method over an estimated useful life of ranging from five to twelve years.

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amount Forward will calculate after completing a detailed valuation analysis. As a result, the financial estimates of fair value and estimated useful lives after completing such analysis may be materially different from the preliminary estimates presented herein.

b.Noncontrolling Interest Adjustment

The noncontrolling interest adjustment to the unaudited pro forma condensed combined statements of operations represents Omni Holders’ interest of 30.5% in Opco on an as-converted basis. Opco is structured as an umbrella partnership C corporation through which Omni Holders hold a portion of the purchase price equity consideration in the form of units that are ultimately exchangeable for Forward Common Stock. Opco issued 4,435 Opco Class B Units and 7,670 Opco Series C-2 Preferred Units to Omni Holders in connection with the Transactions.

c.Transaction Costs

The acquisition-related transaction costs recorded in the unaudited pro forma condensed combined statements of operations were $98,987 for the twelve months ended December 31, 2023 and were $104,973 for the three months ended March 31, 2024. These costs are not expected to recur beyond twelve months after the Closing Date.

d.Intercompany Pro Forma Adjustments

The intercompany pro forma adjustments to the unaudited pro forma condensed combined statements of operations represent the transactions between Forward and Omni that would be eliminated in combination.

e.Income Tax Adjustments

The income tax adjustments to the unaudited pro forma condensed combined statements of operations represent the income tax expense of Forward after the consideration of its interest in Opco. The rate of 20.1% for the twelve months ended December 31, 2023 and 17.9% for the three months ended March 31, 2024 represents the pro forma combined income tax expense for the pro forma combined entity and differ from the statutory rate primarily as a result of no taxes recorded on the portion of the domestic pre-tax income that is allocated to the non controlling interest in Opco.

f.Reclassifications

Certain reclassifications have been made to amounts in the Omni historical financial information to conform to the Forward financial statement presentation. The table below summarizes the reclassifications:

Reclassifications in the unaudited pro forma condensed combined statement of operations

	For the Twelve Months Ended December 31, 2023
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$558,556	$(558,556)	(i)	$—
Salaries, wages and employee benefits	—	291,932	(i)	291,932
Operating leases	—	87,644	(i)	87,644
Other operating expenses	—	178,980	(i)	178,980

(i) Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the twelve months ended December 31, 2023 to Salaries, wages and employee benefits, Operating leases and Other operating expenses to conform to Forward’s historical statement of operations presentation.

g.Earning Per Share

The pro forma combined earnings per share is presented on an as-converted basis for both the twelve months ended December 31, 2023 and the three months ended March 31, 2024.

3.Financing Adjustments

The unaudited pro forma condensed combined statements of operations reflect the following adjustments related to the financing, the proceeds of which were used in part to fund the Transactions:

a.Adjustments to Interest Expense

	Three Months Ended	Twelve Months Ended
	March 31, 2024	December 31, 2023
Interest expense for the Senior Secured Notes, New Term Facility and New Revolving Credit Facility(1)	$44,124	$181,752
Amortization of debt issuance costs(2)	1,845	7,381
Amortization of debt discount(3)	2,060	8,241
Total interest expense(4)	48,029	197,374
Less: Omni’s historical interest expense and amortization of debt issuance costs	(12,416)	(166,091)
Less: Forward’s historical interest expense and amortization of debt issuance costs	(47,719)	(40,431)
Pro forma adjustment to interest expense	$(12,106)	$(9,148)

(1) Adjustment is based on a blended annual interest rate of 9.72% (based on the actual interest rate on the Senior Secured Notes and the initial interest rate applicable to borrowings under the New Term Facility) and the undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum. None of the New Revolving Credit Facility has been drawn.

(2) Debt issuance costs are amortized on a straight-line basis over a weighted-average period of seven years.
(3) Debt discount is amortized on a straight-line basis over a weighted-average period of seven years.
(4) A hypothetical increase in New Term Loans borrowing rates of 150 basis points would have increased the interest expense by $4,019 and $16,875, respectively, for the three months ended March 31, 2024 and twelve months ended December 31, 2023.